As filed with the Securities and Exchange Commission on February 28, 1997
                                              Registration No. 33-_____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                         HALLWOOD ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)
                   Delaware                              84-0987088
        (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)               Identification No.)

   4582 S. Ulster Street Parkway, Suite 1700
               Denver, Colorado                             80237
   (Address of principal executive offices)              (Zip Code)
                             -----------------------

                              1995 UNIT OPTION PLAN

                            (Full title of the plans)
                             -----------------------

                               Cathleen M. Osborn
                                 General Counsel
                         Hallwood Energy Partners, L.P.
                    4582 S. Ulster Street Parkway, Suite 1700
                             Denver, Colorado 80237
                                 (303) 850-6321
                       (Name, address and telephone number
                    including area code of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                Proposed           Proposed
  Title of                                      maximum            maximum
 securities                   Amount             offering          aggregate        Amount of
  to be                        to be              price            offering        registration
 registered                 registered(1)       per Unit           price              fee
-----------------------------------------------------------------------------------------------
Units Representing
Limited Partnership
Interests ("Units")        425,000               $5.75           $2,433,750         $737.50
-----------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416, this Registration Statement is deemed to include additional Units issuable under the terms of the Plans to prevent dilution resulting from any future Unit split, Unit dividend or similar transaction.




         Page one of six sequentially numbered pages. Index to exhibits is located on page six of the sequentially numbered page system.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

     (1) the registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

     (2) the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (3) the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

     (4) the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     (5) the description of the Units set forth in the Amendment to the Registration Statement on Form 8-A, dated February 4, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

Item 4.           Description of Securities.

     Not applicable.

Item 5.           Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 17.108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to any applicable restrictions set forth in the partnership agreement, a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Section 6.9 of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, provides for indemnification of the General Partner and its directors, officers, employees and agents.

Item 7.           Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     (a) Exhibits.

     The following documents are filed as a part of this registration statement.

         Exhibit    Description of Exhibit

         5.1.       Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

         23.2       Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (see signature page of this registration statement)

Item 9.  Undertakings.

     A. The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 28, 1997.


                           HALLWOOD ENERGY PARTNERS, L.P.

                           By:      HEPGP, LTD., General Partner
                                    By: Hallwood G.P., Inc., General Partner

                           By: /s/William L. Guzzetti
                                  -------------------
                                  William L. Guzzetti
                                  President

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William L. Guzzetti, Cathleen M. Osborn and Robert S. Pfeiffer, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                     Capacity                      Date


/s/William L. Guzzetti        President and Director of       February 28, 1997
    William L. Guzzetti       General Partner


/s/Robert S. Pfeiffer         Vice President and Principal    February 28, 1997
   Robert S. Pfeiffer         Accounting Officer of
                              General Partner

                                INDEX TO EXHIBITS

     Exhibit        Description of Exhibit

     5.1.           Opinion of Jenkens & Gilchrist, a Professional Corporation

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

     23.2           Consent of Deloitte & Touche LLP

     24.1 Power of Attorney (see signature page of this registration statement)